Exhibit 4.2

Execution Copy

REGISTRATION RIGHTS AGREEMENT

by and among

MARKWEST ENERGY PARTNERS, L.P.,

KAYNE ANDERSON ENERGY FUND II, L.P.,

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), L.P.,

KAYNE ANDERSON MLP FUND, L.P.,

KAYNE ANDERSON CAPITAL INCOME FUND, LTD.,

KAYNE ANDERSON INCOME PARTNERS, L.P.,

HFR RV PERFORMANCE MASTER TRUST,

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

AND

ENERGY INCOME AND GROWTH FUND

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July     , 2004, by and among MARKWEST ENERGY PARTNERS, L.P. (“MarkWest”) and each of KAYNE ANDERSON ENERGY FUND II, L.P. (“KAEF”), KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), L.P. (“KACIP”), KAYNE ANDERSON MLP FUND, L.P. (“KAMLP”), KAYNE ANDERSON CAPITAL INCOME FUND, LTD. (“KACIF”), KAYNE ANDERSON INCOME PARTNERS, L.P. (“KAIP”), HFR RV PERFORMANCE MASTER TRUST (“HFR”) (collectively, “Kayne Anderson”), TORTOISE ENERGY INFRASTRUCTURE CORPORATION (“Tortoise”) and ENERGY INCOME AND GROWTH FUND (“Energy Income”) (each of KAEF, KACIP, KAMLP, KACIF, KAIP, HFR, Tortoise and Energy Income a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.

This Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Unit Purchase Agreement, dated as of July 29, 2004, by and among MarkWest and the Purchasers (the “Purchase Agreement”).  MarkWest has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to Section 2.05(d) of the Purchase Agreement. In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01           Definitions.  The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Wilmington, Delaware.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units of MarkWest.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“MarkWest Hydrocarbon” means MarkWest Hydrocarbon, Inc., a Delaware corporation.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Registration” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Prior Holders” means Tortoise MWEP, L.P., a Kansas limited partnership, and each investor a party to the Registration Rights Agreement dated June 13, 2003 by and among MarkWest and each party listed on Schedule A thereto.

“Purchase Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Purchased Units”  shall have the meaning set forth in the Purchase Agreement.

“Purchasers” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means the Common Units comprising the Purchased Units until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 hereof.

“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shelf Registration” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02           Registrable Securities.  Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); or (c) such Registrable Security is held by MarkWest or one of its subsidiaries.  Except for the rights and obligations under Section 2.08 herein, all rights and obligations of each Purchaser under this Agreement, and all rights and obligations of MarkWest under this Agreement with respect to such Purchaser, shall terminate when such Purchaser is no longer a Holder

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01           Shelf Registration.

(a) Shelf Registration.  As soon as practicable following the Closing of the purchase of the Purchased Units pursuant to the terms of the Purchase Agreement, but in any event within 120 days of the Closing, MarkWest shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (the “Shelf Registration Statement”).  MarkWest shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective no later than 180 days after the date of the Closing (the “Shelf Registration”).  A Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by MarkWest; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify MarkWest in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, MarkWest shall use its commercially reasonable efforts to include such information in the prospectus.  MarkWest will cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective, supplemented and amended to the extent necessary to assure that it is available for resale of all Registrable Securities by the Holders and that it conforms in all material respects with the requirements of the Securities Act during the entire period beginning on the date the Shelf Registration Statement first is declared effective under the Securities Act and ending on the earlier to occur of (i) the date all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement and (ii) the date on which the Registrable Securities cease to be Registrable Securities hereunder in accordance with Section 1.02 (the “Effectiveness Period”).  The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Delay Rights.  Notwithstanding anything to the contrary contained herein, MarkWest may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement), for a period not to exceed an aggregate of 60 days in any 180-day period and not to exceed an aggregate of 90 days in any 365-day period, if (i) MarkWest is pursuing a material acquisition, merger, reorganization, disposition or other similar transaction and MarkWest determines in good faith that MarkWest’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) MarkWest has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of MarkWest, would materially adversely affect MarkWest.  Upon disclosure of such information or the termination of the condition described above, MarkWest shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.02           Piggyback Registration.

(a) Participation.  If MarkWest, MarkWest Hydrocarbon or any subsidiary of MarkWest Hydrocarbon at any time proposes to (i) file a prospectus supplement to an effective shelf registration statement with respect to an Underwritten Offering of Common Units for its own account or (ii) register any Common Units for its own account for sale to the public in an Underwritten Offering other than, in the case of clause (ii), (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction, or (c) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, then, as soon as practicable following the engagement of counsel by MarkWest to prepare the documents to be used in connection with an Underwritten Offering, MarkWest shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing (a “Piggyback

Registration”); provided, however, that MarkWest shall not be required to offer such opportunity to Holders to the extent MarkWest has been advised in writing by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units.  Each Holder of Registrable Securities acknowledges for purposes of clause (ii) that its Registrable Securities are not covered by MarkWest’s existing registration statement on Form S-3 (File No. 333-116680) and MarkWest shall have no obligation to include such Registrable Securities in such registration statement, by post-effective amendment or otherwise; provided, however, that if a registration statement covering the Registrable Securities is effective and a prospectus supplement relating to the Form S-3 (File No. 333-116680) described above has been proposed with respect to an Underwritten Offering, the Holders shall be entitled to notice and the opportunity to include in such Underwritten Offering, pursuant to the registration statement covering the Registrable Securities, such number of Registrable Securities as each such Holder may request in writing, subject to the other terms and conditions of this Section 2.02(a).  Subject to Section 2.02(b), MarkWest shall include in such Underwritten Offering all such Registrable Securities (“Included Registrable Securities”) with respect to which MarkWest has received requests within one Business Day after MarkWest’s notice has been delivered in accordance with Section 3.01.  If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, MarkWest shall determine for any reason not to undertake or to delay such Underwritten Offering, MarkWest may, at its election, give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (ii) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to MarkWest of such withdrawal up to and including the time of pricing of such offering.

(b)           Priority of Piggyback Registration.   If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in a Piggyback Registration advises MarkWest in writing that the total amount of Common Units which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises MarkWest can be sold without having such adverse effect, with such number to be allocated pro rata among the Selling Holders and Prior Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Prior Holder, as applicable, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Selling Holder or Prior Holder in such offering; by (B) the aggregate number of Common Units proposed to be sold by the Selling Holders and Prior Holders participating in the Piggyback Registration to be included in such offering).

(c)           Termination of Piggyback Registration Rights.  The Piggyback Registration rights granted pursuant to this Section 2.02 shall be unlimited in number and shall terminate the later of (i) two years following the Closing Date under the Purchase Agreement and (ii) the date on which all Registrable Securities cease to be Registrable Securities hereunder in accordance with Section 1.02.

Section 2.03           Underwritten Offering.

(a) Shelf Registration.  In the event that one or more Selling Holders elect to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering and such Selling Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $10 million, MarkWest shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registered Securities; provided, however, that MarkWest shall be required to cause appropriate officers of MarkWest or its Affiliates to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such Underwritten Offering only if the Selling Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least $20 million.

(b) General Procedures.  In connection with any Underwritten Offering under this Agreement (except for Underwritten Offerings pursuant to Section 2.03(a)), MarkWest shall be entitled to select the Managing Underwriter or Underwriters, each of which must be a nationally-recognized firm.  In the case of an Underwritten Offering pursuant to Section 2.03(a) hereof, the Selling Holders in such Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters, each of which must be a nationally recognized firm.  In connection with an Underwritten Offering under Section 2.01 or 2.02 hereof, each Selling Holder and MarkWest shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities.  No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, MarkWest to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with MarkWest or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law.  If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to MarkWest and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the time in the final sentence of Section 2.02(a)

hereof to be effective.  No such withdrawal or abandonment shall affect MarkWest’s obligation to pay Registration Expenses.

Section 2.04           Registration Procedures.  In connection with its obligations contained in Sections 2.01, 2.02 and 2.03, MarkWest will, as expeditiously as possible:

(a)           prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b)           furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c)           if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that MarkWest will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)           promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e)           immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by MarkWest of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, MarkWest agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)            furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g)           in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for MarkWest, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified MarkWest’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, such other matters as such underwriters may reasonably request;

(h)           otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i)            make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and MarkWest personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that MarkWest need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with MarkWest;

(j)            cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by MarkWest are then listed;

(k)           use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of MarkWest to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l)            provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(m)          enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from MarkWest of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by MarkWest that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by MarkWest, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to MarkWest (at MarkWest’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.05           Cooperation by Holders.  MarkWest shall have no obligation to include in the Shelf Registration Statement units of a Holder or in a Piggyback Registration units of a Selling Holder who has failed to timely furnish such information which, in the opinion of counsel to MarkWest, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06           Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of MarkWest on whom a restriction is imposed; provided, however, that the restrictions under this Section 2.06 shall not apply to any Holder if such Holder, along with its Affiliates, beneficially owns (in the aggregate) less than 5% of the outstanding Common Units.

Section 2.07           Expenses.

(a)           Certain Definitions.  “Registration Expenses” means all expenses incident to MarkWest’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration or a Piggyback Registration, or otherwise pursuant to Section 2.03, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and American Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for MarkWest, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  Except as otherwise provided in Section 2.08 hereof, MarkWest shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.  In addition, MarkWest shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b)           Expenses.  MarkWest will pay all Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 2.01(a) of this Agreement, and MarkWest will pay all Registration Expenses in connection with a Piggyback Registration, whether or not the applicable registration statement becomes effective or any sale is made pursuant to the Shelf Registration Statement or Piggyback Registration. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.08           Indemnification.

(a)           By MarkWest.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, MarkWest will indemnify and hold harmless each Selling Holder thereunder, its Affiliates and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that MarkWest will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b)           By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless MarkWest, its Affiliates and their respective directors and officers, and each Person, if any, who controls MarkWest within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from MarkWest to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)           Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)           Contribution.  If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to MarkWest or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between MarkWest on the one hand and such Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of MarkWest on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of MarkWest on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification.  The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, MarkWest agrees to use its commercially reasonable efforts to:

(a)           Make and keep public information regarding MarkWest available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b)           File with the Commission in a timely manner all reports and other documents required of MarkWest under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of MarkWest, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10           Transfer or Assignment of Registration Rights.  The rights to cause MarkWest to register Registrable Securities granted to the Purchasers by MarkWest under this Article II may be transferred or assigned by the Purchasers to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) unless such transferee is an Affiliate of the transferring Purchaser, each such transferee or assignee holds Registrable Securities representing at least 15% of the total number of Purchased Units sold pursuant to the terms of the Purchase Agreement, (b) MarkWest is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of the Purchasers under this Agreement.

ARTICLE III.

MISCELLANEOUS

Section 3.01           Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)           if to the Purchasers, at the most current addresses given by the Purchasers to MarkWest in accordance with the provisions of this Section 3.01, which addresses initially are, with respect to the Purchasers, the addresses set forth in the Purchase Agreement,

(b)           if to a transferee of the Purchaser, to such Holder at the address provided pursuant to Section 2.10 above, and

(c)           if to MarkWest, at 155 Inverness Drive West, Suite 200, Englewood, CO  80112, notice of which is given in accordance with the provisions of this Section 3.01.

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Section 3.02           Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03           Assignment of Rights.  All or any portion of the rights and obligations of the Purchasers under this Agreement may be transferred or assigned by the Purchasers in accordance with Section 2.10 hereof.

Section 3.04           Recapitalization, Exchanges, etc. Affecting the Common Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of MarkWest or any successor or assign of MarkWest (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.05           Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.06           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08           Governing Law.  The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

Section 3.09           Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by MarkWest set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11           Amendment.  This Agreement may be amended only by means of a written amendment signed by MarkWest and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12           No Presumption.  In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MARKWEST ENERGY PARTNERS, LP.

By:	MarkWest Energy GP, L.L.C.,
its general partner

By:	/s/ MarkWest Energy Partners, L.P.

Name:	MarkWest Energy Partners, L.P.
Title:

KAYNE ANDERSON ENERGY FUND II, L.P.

By:	KAEFTX, L.P., its general partner

By:	Kayne Anderson Capital Advisors, L.P., its general partner

By:	Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Kayne Anderson Energy Fund II, L.P.

Name:	Kayne Anderson Energy Fund II, L.P.
Title:

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), L.P.

By:	Kayne Anderson Capital Advisors, L.P., its general partner

By:	Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Kayne Anderson Capital Income Partners (QP), L.P.

Name:	Kayne Anderson Capital Income Partners (QP), L.P.
Title:

KAYNE ANDERSON MLP FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., its general partner

By:	Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Kayne Anderson MLP Fund, L.P.

Name:	Kayne Anderson MLP Fund, L.P.
Title:

KAYNE ANDERSON CAPITAL INCOME FUND, LTD.

By:	Kayne Anderson Capital Advisors, L.P., its general partner

By:	Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Kayne Anderson Capital Income Fund, LTD.

Name:	Kayne Anderson Capital Income Fund, LTD.
Title:

KAYNE ANDERSON INCOME PARTNERS, L.P.

By:	Kayne Anderson Capital Advisors, L.P., its general partner

By:	Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Kayne Anderson Income Partners, L.P.

Name:	Kayne Anderson Income Partners, L.P.
Title:

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ David J. Schulte

Name:	David J. Schulte
Title:	President

ENERGY INCOME AND GROWTH FUND

By:	/s/ Energy Income and Growth Fund

Name:	Energy Income and Growth Fund
Title:

HFR RV PERFORMANCE MASTER TRUST

By:	HFR RV Performance Master Trust	, its trustee

By:	/s/ HFR RV Performance Master Trust
Name:	HFR RV Performance Master Trust
Title: